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                                                                     EXHIBIT 8.2

                        [Letterhead of King & Spalding]

                                                               February 6, 1995



Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
Attention: Frank H. Menaker, Jr., Esq.
Vice President and General Counsel

Martin Marietta Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
Attention: Frank H. Menaker, Jr., Esq.
Vice President and General Counsel

         Re:     Registration Statement on Form S-4 of
                 Lockheed Martin Corporation

Ladies and Gentlemen:

         This opinion is delivered to you in connection with the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission by Lockheed Martin Corporation ("Lockheed Martin") in connection with the proposed merger (the "Merger") of a wholly owned subsidiary of Lockheed Martin with and into Martin Marietta Corporation ("Martin Marietta"). We have reviewed the tax disclosure set forth in the Joint Proxy Statement/Prospectus which is included in the Registration Statement (the "Joint Proxy Statement"). In our opinion, the statements contained in the Joint Proxy Statement under the heading "THE COMBINATION -- Certain Federal Income Tax Consequences" fairly and accurately present the information required to be presented.

         This letter is furnished by us as counsel for Martin Marietta and Lockheed Martin and is solely for the benefit of Martin Marietta and Lockheed Martin.

         This opinion is based on current authorities and upon facts and assumptions as of this date. It is subject to change in the
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Lockheed Martin Corporation
Martin Marietta Corporation
February 8, 1994
Page 2

event of a change in the applicable law or a change in the interpretation of such law by the courts or by the Internal Revenue Service. There can be no assurance that legislative or administrative changes or court decisions will not be forthcoming that would significantly modify this opinion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion has no binding effect or official status, and accordingly no assurance can be given that the position set forth herein will be sustained by a court, if contested. No ruling will be obtained from the Internal Revenue Service with respect to the Merger.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "THE COMBINATION -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement.

                                  Very truly yours,


                                  KING & SPALDING

                                  By: /s/ THOMAS F. WESSEL
                                     -------------------------
                                     A Partner